Report of
Independen
t Registered
Public
Accounting
Firm
To the
Shareholder
s and Board
of Trustees
of
Conductor
Global
Fund

In planning
and
performing
our audit of
the
financial
statements
of
Conductor
Global
Fund (the
"Fund") as
of October
31, 2014
and for the
period
December
26, 2013
(commence
ment of
operations)
through
October 31,
2014, in
accordance
with  the
standards
of  the
Public
Fund
Accounting
Oversight
Board
(United
States), we
considered
the Fund's
internal
control
over
financial
reporting,
including
controls
over
safeguardin
g securities,
as a basis
for
designing
our
auditing
procedures
for the
purpose of
expressing
our opinion
on  the
financial
statements
and to
comply
with the
requirement
s of Form
N-CSR, but
not  for  the
purpose of
expressing
an opinion
on the
effectivenes
s of the
Fund's
internal
control
over
financial
reporting.
Accordingl
y, we
express no
such
opinion.

The
managemen
t  of  the
Fund  is
responsible
for
establishing
and
maintaining
effective
internal
control
over
financial
reporting.
In fulfilling
this
responsibili
ty,
estimates
and
judgments
by
managemen
t are
required to
assess the
expected
benefits
and related
costs of
controls. A
fund's
internal
control
over
financial
reporting  is
a  process
designed  to
provide
reasonable
assurance
regarding
the
reliability
of  financial
reporting
and  the
preparation
of financial
statements
for external
purposes in
accordance
with
generally
accepted
accounting
principles
(GAAP). A
fund's
internal
control
over
financial
reporting
includes
those
policies
and
procedures
that (1)
pertain to
the
maintenanc
e of records
that, in
reasonable
detail,
accurately
and  fairly
reflect  the
transactions
and
dispositions
of the
assets of
the fund;
(2) provide
reasonable
assurance
that
transactions
are
recorded as
necessary
to permit
preparation
of financial
statements
in
accordance
with
GAAP, and
that
receipts and
expenditure
s of  the
fund are
being made
only in
accordance
with
authorizatio
ns of
managemen
t and
directors  of
the  fund;
and  (3)
provide
reasonable
assurance
regarding
prevention
or  timely
detection of
unauthorize
d
acquisition,
use or
disposition
of  a  fund's
assets  that
could  have
a  material
effect  on
the
financial
statements.

Because of
its inherent
limitations,
internal
control
over
financial
reporting
may not
prevent or
detect
misstateme
nts. Also,
projections
of any
evaluation
of
effectivenes
s to future
periods are
subject to
the risk that
controls
may
become
inadequate
because of
changes in
conditions,
or that the
degree of
compliance
with the
policies or
procedures
may
deteriorate.

A
deficiency
in internal
control
over
financial
reporting
exists when
the design
or
operation
of a control
does not
allow
managemen
t or
employees,
in the
normal
course   of
performing
their
assigned
functions,
to  prevent
or  detect
misstateme
nts  on  a
timely
basis.  A
material
weakness is
a
deficiency,
or
combinatio
n of
deficiencies
, in internal
control
over
financial
reporting,
such that
there is
reasonable
possibility
that a
material
misstateme
nt of the
fund's
annual or
interim
financial
statements
will not be
prevented
or detected
on a timely
basis.

Our
considerati
on  of  the
Fund's
internal
control
over
financial
reporting
was for the
limited
purpose
described
in  the  first
paragraph
and  would
not
necessarily
disclose all
deficiencies
in internal
control that
might be
material
weaknesses
under
standards
established
by  the
Public
Company
Accounting
Oversight
Board
(United
States).
However,
we noted
no
deficiencies
in the
Fund's
internal
control
over
financial
reporting
and its
operation,
including
controls
over
safeguardin
g securities
that we
consider to
be a
material
weakness
as defined
above as of
October 31,
2014.
This report
is intended
solely for
the
information
and use of
managemen
t and the
Board of
Trustees of
the Fund
and the
Securities
and
Exchange
Commissio
n and is not
intended to
be and
should not
be used by
anyone
other than
these
specified
parties.

/s/
KPMG
LLP
Roseland,
New Jersey
December
22, 2014